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                                                                      EXHIBIT 99

                                    AGREEMENT

         The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 3 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 12, 2004

                                                TRUSTEE OF THE TRUST UNDER
                                                PARAGRAPH VIII OF THE WILL OF
                                                FRANK R. SEAVER, DECEASED

                                                The Seaver Institute, as Trustee


                                                 By: /s/ VICTORIA SEAVER DEAN
                                                     ---------------------------
                                                     Victoria Seaver Dean,
                                                     President


                                                 THE SEAVER INSTITUTE


                                                 By: /s/ VICTORIA SEAVER DEAN
                                                     ---------------------------
                                                     Victoria Seaver Dean,
                                                     President